EXHIBIT 10.08

                            EARNEST MONEY CONTRACT

	THIS EARNEST MONEY CONTRACT ("Contract") is entered into as of the Effective Date (defined below) between Curtis F. Nooner, Norman
S. Moize, and Waldron Property Company No. Two, L.P., a Texas limited partnership, (collectively referred to herein as the "Seller"), and Surety Bank, N.A., a national banking association, ("Purchaser"). Sometimes Seller and Purchaser are individually referred to in this Contract as a "party" and collectively as the "parties."

	In consideration of the mutual covenants set forth in this Contract and for other valuable consideration, which the parties acknowledge receiving, Seller and Purchaser agree as follows:

	1.	Sale and Purchase.

		(a)	Subject to the terms and conditions set forth in
this Contract, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and accept from Seller, for the Purchase Price (defined below):

                        (1) The tract of land situated in Tarrant County, Texas, more particularly described as follows:

                Lots 9R, Block 8, a revision of a portion of Lots 6, 9, 10, 11, 12, Part of Lot 4, Block 11, JENNINGS SOUTH ADDITION and Lot 8, Block 8, JENNINGS SOUTH ADDITION, Fort Worth, Texas, commonly referred to as 1501 SUMMIT AVENUE, FORT WORTH, TEXAS together with all easements, rights-of-way, licenses, interests, rights, and appurtenances appertaining thereto, if any ("Land");

			(2)	Any and all buildings, structures, open
parking areas, and other improvements located on the Land
("Improvements");

			(3)	All fixtures, equipment, appliances,
furniture, furnishings, and other personal property owned by Seller and attached to or located in or on the Land ("Personal Property");

                        (4) All rights, titles, and interests of Seller in and to any easements, rights-of-way, or other interests in, on, or to any land, alley, highway, or street in, on, across, abutting, or adjoining the Land; and all rights, titles, and interests of Seller in and to any awards, if any, made or to be made, or payments made or to be made in lieu thereof, and in and to any unpaid awards, if any, for damage thereto by reason of a change of grade of any such highway or street;

                        (5) All rights, titles, and interests of Seller in all leases, subleases, and other rental agreements (written or verbal; now or hereafter in effect) that grant a possessory interest in and to any space situated in the Improvements

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                        (6)     All rights, titles, and interests of Seller in
all service contracts, warranties, guaranties, bonds, and insurance policies relating to the Property (as hereinafter defined) that Purchaser elects to have transferred and assigned to Purchaser as hereinafter set forth ("Property Agreements");

			(7)	All site plans, surveys, soil, and substrata
studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, and other plans or studies of any kind in Seller's possession, if any, which relate to the Property;

			(8)	All utility records and other records of
operating expenses, promotional material, and other materials of any kind in Seller's possession, if any, which are or may be used in the continuing operation of the Property;

                        (9) All rights, titles, and interests of Seller in and to any and all assignable utility, escrow, security, damage, lease, and/or any other deposits ("Deposits") established in connection with the Property; and

			(10)	Any and all other rights, titles, interests,
privileges, and appurtenances owned by Seller, if any, and in any way related to, or used in connection with, the ownership or operation of the Property.

		(b)	The above-listed items are herein collectively
called the "Property." Seller shall convey, assign, and transfer all the Property to Purchaser at the Closing (as hereinafter defined) free and clear of all liens, claims, easements, rights-of-way, reservations, restrictions, encroachments, mineral interests, royalty interests, oil, gas, or mineral leases and any other encumbrances of whatsoever nature (herein, collectively called the "Encumbrances") except those Encumbrances appearing in the Title Commitment (as hereinafter defined) that either are not objected to, or, if objected to, are not cured and that are subsequently waived pursuant to Section 3 hereof (the "Permitted Encumbrances").

		(c) Because more than one lot or parcel is required to obtain the Property desired for Purchaser's proposed use, it is a condition to Closing (defined below) that all the lots or parcels together form one contiguous lot or parcel, and each parcel forming the larger parcel share its interior boundary lines with the other parcel or parcels so that, if Purchaser so elects, the two lots or parcels can be re-platted into a single lot or parcel. However, it is not a condition to Closing that the parcels be re-platted prior to Closing.

	2.	Purchase Price and Earnest Money.

		(a)	The purchase price ("Purchase Price") for the
Property is One Million Dollars ($1,000,000).

		(b)	The Purchase Price is payable in cash or by wire
transfer at the Closing.

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		(c)	Within three (3) business days after the Effective
Date, Purchaser shall deliver to Title Company (defined below)
$25,000 ("Earnest Money"), either by wire transfer or by a certified or cashier's check payable to the order of Title Company.
The Earnest Money will be held in escrow in an interest-bearing account accruing to the benefit of the party entitled to the Earnest Money under this Contract. Delivery of the Earnest Money is a condition precedent to the effectiveness of this Contract. If the contemplated transaction is consummated in accordance with this Contract, the Earnest Money will be applied to the Purchase Price at the Closing. If the transaction is not so consummated, the Earnest Money will be held and delivered by the Title Company as provided below.

	3.	Title Commitment and Survey.

		(a)	Within twenty-one (21) days after the Effective
Date, Seller, at Seller's sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

                        (1) Owner's Commitment for Title Insurance ("Title Commitment") from Southwest Land Title Company, Lincoln Plaza
Branch, Dallas, Texas ("Title Company"), which Title Commitment shall set forth the status of the title of the Property and shall show all Encumbrances and other matters affecting the Property; and

			(2)	A true and legible copy of all documents
referred to in the Title Commitment, including but not limited to lien instruments, plats, reservations, restrictions, and easements.

		(b)	Within twenty-one (21) days after the Effective
Date, Purchaser may, at its election and at its sole cost and expense, obtain a survey ("Survey") consisting of a plat and field notes describing the Property. After the Survey has been prepared, the legal description from the Survey will be substituted for the legal description of the Property contained herein as if the legal description from the Survey had originally been a part of the Contract, and Seller agrees to execute any other documents reasonably required by Purchaser to evidence the continued validity of this Contract. The description of the Property prepared as a part of the Survey will be used in all the documents set forth herein that require a description of the Property.

		(c)	If the Title Commitment or Survey fails to show
indefeasible fee simple title to the Property to be in Seller, free and clear of all Encumbrances, then Purchaser shall give Seller written notice thereof, within ten (10) days after receipt of the Title Commitment, the attendant documents thereto, and the Survey, specifying Purchaser's objections ("Objections"), if any. If
Purchaser gives such notice to Seller, Seller shall cure the Objections.

		(d)	If Purchaser gives such notice of Objections and
Seller does not cure the Objections and cause the Title Commitment and Survey to be amended to give effect to matters that are cured within the ten (10) day period following receipt of the written notice of Objections from Purchaser, Purchaser will have the right to either (i) terminate this Contract without penalty by giving written notice thereof to Seller and Title Company at any time within five (5) days after the end of such ten (10) day period, the Earnest Money will be returned to Purchaser and neither party will have any further rights or obligations hereunder; or (ii) waive the Objections and consummate the purchase of the Property subject to the Objections that will be deemed to be Permitted Encumbrances.

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	4.	Feasibility Period.

		(a)	As used in this Contract, "Feasibility Period" means
the period beginning on the Effective Date and ending at 5:00 p.m., Fort Worth, Texas time, on the date that is sixty (60) days after the Effective Date. Purchaser, in its sole discretion, may extend the Feasibility Period for an additional thirty (30) day period by depositing with Title Company the amount of Twenty Five Thousand
Dollars ($25,000) on or before the expiration of the initial sixty
(60) day period, which amount, along with the original $25,000
Earnest Money, will, upon such payment, become non-refundable except for Seller's default or breach of this Contract.

		(b)	Purchaser may terminate its obligation to purchase
the Property at any time during the Feasibility Period without penalty if Purchaser, in its sole discretion, concludes that the Property is not suitable for its contemplated development.
Purchaser must exercise its termination rights under this Section
4(b) by delivering written notice to Seller at any time during the Feasibility Period. Upon Seller's receipt of such a notice during the Feasibility Period, Seller will instruct the Title Company to deliver the Earnest Money to Purchaser, and neither party will have any further rights or obligations under this Contract, except as set forth in Section 4(c) and (d). If Purchaser does not send such a notice during the Feasibility Period, it will be deemed to have elected to proceed with purchasing the Property.

		(c)	(1)	Seller will permit Purchaser and its
contractors and agents to enter upon the Land to inspect and test the Property (including soil borings and environmental tests) as Purchaser deems necessary or desirable, and all at Purchaser's expense. Purchaser must repair any damages to the Land resulting from any inspection or testing conducted by it or at its direction. Purchaser agrees to indemnify and defend Seller, and hold Seller harmless against, all liens, claims, and liability arising out of or related to Purchaser's or its contractors' or agents' inspections and tests in accordance with this Section 4(c)(1), including personal injuries or death, even if such liens, claims, or liability was caused by Seller's concurrent negligence.

			(2)	Purchaser's obligations and indemnity under
this Section 4(c) survive the Closing or earlier termination of this Contract.

		(d)	Within five (5) days following the Effective Date,
Seller shall provide Purchaser with all written information that Seller possesses with regard to the Property, including, but not limited to, all Property Agreements, copies of all tax statements for the immediately preceding and, if available, for the current year, certificates of occupancy, any "as-built" plans and specifications for the Improvements, true and correct copies of all leases relating to the Property, a complete and itemized inventory of the Personal Property, the 1997 survey relating to the Property prepared by Brent A. Mizell, and any existing environmental reports
(the "Information"). If this Contract is terminated before Closing, Purchaser will return the Information to Seller.

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		(e)	As consideration for holding the Property available
for its purchase during the Feasibility Period, Purchaser has paid
Seller $100 ("Independent Contract Consideration"), which amount the parties bargained for and agreed to as consideration for Seller's execution and delivery of this Contract. Seller may retain the Independent Contract Consideration even if this Contract is terminated. The Independent Contract Consideration is nonrefundable and does not apply to the Purchase Price.

	5.	Termination, Default, and Remedies.

		(a)	Purchaser will be in default under this Contract if
(i) it fails or refuses to purchase the Property at the Closing, or
(ii) it fails to perform any of its other obligations either before or at the Closing. Purchaser will not be in default, however, if it terminates this Contract when it has an express right to terminate or when Seller fails to perform its obligations under this Contract. If Purchaser is in default, then Seller, as its exclusive remedy, is entitled to terminate this Contract by giving written notice to Purchaser before or at the Closing. Following the termination notice, neither party will have any further rights or obligations under this Contract except as set forth in Section
4(c) and (d) above.  Title Company will then deliver the Earnest
Money to Seller as liquidated damages, free of any claims by any person, including Purchaser. The Earnest Money to which Seller may be entitled is the parties' reasonable forecast of just compensation for the harm that Purchaser's breach would cause, which is otherwise impossible or very difficult to estimate accurately.

		(b)	Seller will be in default under this Contract if (i)
it fails or refuses to sell the Property at the Closing, or (ii) it fails to perform any of its other obligations either before or at the Closing. Seller will not be in default, however, if it terminates this Contract when it has an express right to terminate or when Purchaser fails to perform its obligations under this Contract. If Seller is in default, then Purchaser, as its exclusive remedies, is entitled either (i) to enforce specific performance of Seller's obligations under this Contract with respect to the Property, or (ii) to terminate this Contract by giving written notice to Seller before or at the Closing, whereupon neither party will have any further rights or obligations under this Contract except as set forth in Section 4(c) and (d) above.
Title Company will then deliver the Earnest Money to Purchaser, free of any claims of any person, including Seller.

		(c)	If this Contract terminates or is terminated in
accordance with its terms, Purchaser shall execute, acknowledge, and deliver to Seller upon demand a recordable instrument evidencing such termination and waiving and releasing Purchaser's rights in and to the Property. If either Seller or Purchaser becomes entitled to the Earnest Money upon termination of this Contract, Purchaser and Seller shall deliver an instruction letter to the Title Company directing disbursement of the Earnest Money to the entitled party. If either party fails or refuses to sign or deliver such an instruction letter, the refusing party shall pay all reasonable attorneys' fees and court costs incurred by the party so entitled to the Earnest Money.

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	6.	Closing.

		(a)	The closing ("Closing") of the sale of the Property
by Seller to Purchaser will occur in the Title Company's office on or before fifteen (15) days immediately following the termination of the Feasibility Period, on a date mutually agreed upon by Purchaser and Seller.

		(b)	At the Closing, all the following must occur, all of
which are concurrent conditions:

			(1)	Seller, at its expense, shall deliver or cause
to be delivered to Purchaser the following:

                            (i)     A Special Warranty Deed ("Deed") in the
form of Exhibit A executed and acknowledged by Seller, conveying to Purchaser title to the Property, subject to the Permitted
Encumbrances.
                            (ii)    A Bill of Sale ("Bill of Sale"), fully
executed and acknowledged by Seller, conveying to Purchaser the Personal Property subject to the Permitted Encumbrances.

                            (iii)   The assignment, fully executed and
acknowledged by the Seller, assigning to Purchaser any property not assigned or conveyed under the Deed or the Bill of Sale subject to the Permitted Encumbrances.

                            (iv)    An Owner Policy of Title Insurance
("Owner Policy") issued by Title Company to Purchaser for the Purchase Price insuring that, upon Closing, Purchaser is the owner of indefeasible fee simple title to the Property subject only to the Permitted Encumbrances, and the standard printed exceptions included in a Texas Standard Form Owner Policy of Title Insurance.
But the form survey exception -- at Seller's expense -- must be limited to "shortages in area," the printed form exception for restrictive covenants must be deleted unless one or more restrictive covenants are included among the Permitted
Encumbrances, there must be no exception for rights of parties in possession, and the standard exception for taxes must read:
"Standby fees, taxes and assessments by any taxing authority for the year 1999 and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership."

                            (v)     Copies of any permits and licenses issued
by a governmental authority relating to the Property that are in Seller's possession.

                            (vi)    All Deposits held by Seller with regard
to the Property.

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                            (vii)   Evidence reasonably satisfactory to
Purchaser and the Title Company that the person executing the closing documents on behalf of Seller has full right, power, and authority to do so.

                            (viii)  Seller's affidavit setting forth its
U.S. Taxpayer Identification Number, its office address, and its statement that it is not a "foreign person" as defined in Internal Revenue Code ss. 1445, as amended.

			(2)	Purchaser, at its expense, shall deliver or
cause to be delivered to Seller the following:

                            (i)     Immediately available funds via wire
transfer in an amount equal to the Purchase Price less the Earnest
Money.

                            (ii)    Evidence reasonably satisfactory to
Seller and the Title Company that the person executing the closing documents on behalf of Purchaser has full right, power, and authority to do so.

			(3)	Seller and Purchaser shall each pay their
respective attorneys' fees, and Purchaser shall pay all escrow and recording fees. Purchaser may purchase, at its expense, any title insurance coverage in excess of that provided by the Title Company in the Owner Policy from the Title Company or any other title company that it selects.

		(c)	Ad valorem and similar taxes and assessments,
utility bills, insurance premiums, and rental payments relating to the Property will be prorated between Seller and Purchaser as of the Closing, Purchaser being charged and credited for all of same on and after the Closing. If the actual amounts to be prorated are not known as of the Closing, the prorations will be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Purchaser. This Section 6(c) will survive the Closing.

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		(d)	Upon completion of the Closing, Seller shall deliver
to Purchaser possession of the Property free and clear of all tenancies and parties in possession.

	7.	Brokers.

		(a)	Seller and Purchaser hereby represent and warrant
that neither party has engaged the services of any agent, broker or other similar party in connection with this transaction except
Everett A. Roberts ("Agent").

		(b)	If, but only if, the Closing of the sale of the
Property by Seller to Purchaser pursuant to this Contract is consummated, Seller shall pay to Agent a commission for all its services with respect thereto equal to five percent (5%) of the Purchase Price.

		(c)	Purchaser has been and is hereby advised that
Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's selection or that Purchaser should be furnished with a policy of title insurance. By Purchaser's execution of this Contract, Purchaser acknowledges that Purchaser has been so advised in compliance with the Texas Real Estate
License Act.

		(d)	If the Closing is not consummated, the Agent will
not be entitled to any portion of the Earnest Money or any other consummation.

	8.	Conditions to Performance by Purchaser.

		(a)	Purchaser's obligations under this Contract will be
further contingent and specifically conditioned until the Closing upon the following matters:

			(1)	all the representations and warranties of
Seller set forth in this Contract must be true and correct at and as of the Closing in all material respects, as though such representations and warranties were made at and as of the Closing;
and

                        (2) Seller has delivered, performed, observed, and complied with all the items, instruments, documents, covenants, agreements, and conditions required by this Contract to be delivered, performed, observed, and complied with by Seller prior to or as of the Closing.

		(b)	If Purchaser is not satisfied in Purchaser's sole
discretion as to all the conditions precedent described in Section
8(a), Purchaser will have the option at any time before the Closing either to (i) terminate this Contract by giving written notice thereof, and on such termination, Purchaser will be entitled to the return of the Earnest Money, and neither party will have any further rights or obligations hereunder, or (ii) elect to waive any of the conditions in Section 8(a) and close the purchase of the Property.

	9.	Seller's Covenants, Agreements, Representations, and
Warranties.

		(a)	Seller hereby represents and warrants to Purchaser
that:

			(1)	One of the parties that constitutes Seller is
a Texas limited partnership that is duly organized, validly existing, and in good standing under the laws of the State of Texas;

			(2)	Seller has all requisite power and authority
to own the Property, enter into this Contract, consummate the transactions herein contemplated and has duly authorized the execution and delivery of this Contract and the consummation of the transactions herein contemplated such that all documents required hereby to be executed by Seller will be valid, legally binding obligations of and enforceable against Seller in accordance with their terms;

			(3)	The individual or individuals executing this
Contract and all documents contemplated herein on behalf of Seller has the legal power, right and actual authority to bind Seller to the terms and conditions herein and therein;

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			(4)	Seller is the owner of good and indefeasible
fee simple title to the Property, free and clear of any Encumbrances, except the Permitted Encumbrances;

			(5)	There are no actions, suits, or proceedings
pending, threatened, or asserted against Seller affecting Seller or any portion of the Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign;

			(6)	Seller has not received any notices of any
condemnation actions, special assessments, or increases in the assessed valuation for taxes or other impositions of any nature that are pending or being contemplated with respect to the Property or any portion thereof;

			(7)	Seller has not received notice of any
violation of any ordinance, regulation law, or statute of any governmental agency pertaining to the Property or any portion thereof;

			(8)	To the best of Seller's knowledge, the
Improvements have been constructed in a good and workmanlike manner, free from defects in workmanship and material, in accordance with all applicable laws, rules, regulations, ordinances and codes and are being (and, from the Effective Date until the Closing, will be) occupied, maintained, and operated in compliance with all applicable laws, regulations, insurance requirements, contracts, leases, permits, licenses, ordinances, restrictions, and easements, and Seller has received no notice, written or verbal, claiming any violation of any of the same;

			(9)	At the Closing, there will be no unpaid bills
or claims in connection with any repair of the Improvements or other work performed or material purchased in connection with the Property;

			(10)	To the best of Seller's knowledge, no
permission, approval, or consent by third parties or governmental authorities is required in order for Seller to consummate this Contract;

			(11)	To the best of Seller's knowledge, all
existing utilities enter the Land through adjoining public streets or private land in accordance with valid public or private easements that will inure to the benefit of Purchaser and Purchaser's successors and assigns. All of said utilities have been fully installed and are operating, with all installation and connection charges paid in full;

			(12)	Seller has not received any notice from any
taxing authority or governmental agency asserting that Seller has failed to file or has improperly filed any tax return or report required to be filed by Seller, or that Seller has not paid all taxes, charges or assessments now owing by Seller (except current taxes and assessments not yet delinquent) that could in any way now or hereafter constitute a lien against the Property or any part thereof; and no action or proceeding is now pending by a governmental agency or authority for the assessment or collection of such taxes, charges or assessments against Seller;

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			(13)	To Seller's best knowledge, information and
belief, Seller has complied with all applicable laws, ordinances, regulations, statutes, rules, and restrictions relating to the Property, or any part thereof, including all environmental laws and the Americans with Disabilities Act of 1990.

			(14)	To Seller's best knowledge, information and
belief, neither the Property nor any part thereof is contaminated by or contains any toxic or hazardous waste, substance, or materials, as the same are defined or listed in 40 C.F.R. 261 and
Part 302 (collectively referred to as "Toxic Substances"), no Toxic Substances have been stored at, disposed of, or located in, on, or about the Property, and no permit is or has been required from the Federal Environmental Protection Agency, or the Texas Natural
Resource Conservation Commission for the use or maintenance of any improvement or facility on the Property. Moreover, Seller represents that no pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous, or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including materials to be recycled, reconditioned or reclaimed) have been discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape on the Property.

			(15)	The documents, records, and information
provided by Seller pursuant to Section 3, including, but not limited to, the tax statements, Property Agreements, certificates of occupancy, specifications, inventory, and any other records requested pursuant thereto constitute all such documents, records and information held by Seller that relate to or may affect the Property and/or the operation thereof; and

			(16)	No representation, warranty, or statement of
Seller in this Contract or in any document, certificate, or schedule furnished, to be furnished, or to be available to Purchaser pursuant hereto contains or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

		(b)	The representations, warranties, covenants, and
agreements of Seller set forth in this Section 9 and elsewhere in this Contract will be subject to the following terms and conditions:

                        (1) The representations, warranties, and covenants of Seller will be deemed to be continuing, made both as of the Effective Date and as of the Closing, except to the extent that Seller otherwise notifies Purchaser in writing at or prior to Closing. If Seller does so notify Purchaser in writing at or prior to Closing, or if Purchaser independently discovers that any of such representations, warranties, and covenants are no longer true, Purchaser will have the option to either (i) terminate this Contract without penalty by written notice to Seller, whereupon neither party will have any further rights or obligations hereunder, and Title Company shall deliver the Earnest Money to Purchaser, or (ii) waive such representation, warranty, or covenant and close on the purchase of the Property.

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                        (2)     The representations, warranties, and covenants
of Seller will not survive the Closing.

			(3)	No investigation or inspection by Purchaser or
Purchaser's representatives will be deemed to have in any way diminished or waived the representations, warranties, and covenants of Seller set forth in this Contract, unless Seller has given
Purchaser written notice of such matters, or Purchaser has acknowledged actual knowledge of such matters in writing prior to the Closing.

		(c)	Seller hereby covenants and agrees with Purchaser
that:

			(1)	At all times from the Effective Date until the
Closing, Seller shall cause to be maintained in force property and liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller as of the Effective Date;

			(2)	Prior to the Closing, Seller shall maintain
the Property in as good condition and repair as exists on the Effective Date, except for normal wear and tear and any casualty or condemnation, and Seller may not remove any Personal Property therefrom without replacing the items removed with items of similar quality and utility; Seller shall keep Purchaser timely advised of any significant repair or improvement to keep the Property in such condition as aforesaid;

                        (3) Seller shall not make any material alterations in the Property without the express written consent of Purchaser;

                        (4) Subject to the prorations set forth in Section 6, Seller shall cause all accounts and costs and expenses of operation and maintenance of the Property incurred prior to the Closing to be promptly paid when due; and

			(5)	Seller will not enter into, extend, renew or
replace any Property Agreements or similar agreements without the prior written consent Purchaser.

	10.	Notices.

		(a)	Any notice under this Contract must be written.
Notices must be either (i) hand-delivered to the address set forth below for the recipient; or (ii) placed in the United States certified mail, return receipt requested, addressed to the recipient as specified below; or (iii) deposited with an overnight delivery service, addressed to the recipient as specified below; or
(iv) telecopied by facsimile transmission to the party at the telecopy number listed below, provided that the transmission is confirmed by telephone on the date of the transmission, and is followed with a copy sent by overnight delivery or regular mail to the address specified below. Any mailed notice is effective upon deposit with the U.S. Postal Service or the overnight delivery service, as applicable; all other notices are effective upon receipt.

		(b)	Seller's address for all purposes under this
Contract is:

				Curtis F. Nooner
				4108 Altura Road
				Fort Worth, Texas  76109				Telephone: (817) 921-1638
                                Telecopy:  __________________

				Norman S. Moize
                                William G. Moize
				2900 Lincoln Plaza
				500 North Akard
				Dallas, Texas  75201
				Telephone: (214) 720-1020
                                Telecopy:  (214) 720-4083

				Waldron Property Company No. Two, L.P.
				Attn:  A. B. Waldron, Jr.
				4204 Warnock Court
				Fort Worth, Texas  76109
				Telephone: (817) 927-2108
                                Telecopy:  (817) 927-5035

			with a copy to:

				A. Burch Waldron, III
				Law, Snakard & Gambill, P.C.
				500 Throckmorton Street, Suite 3200
				Fort Worth, Texas  76102
				Telephone: (817) 878-6319
				Telecopy:  (817) 332-7473

		(c)	Purchaser's address for all purposes under this
Contract is:

				Surety Bank, N.A.
				1845 Precinct Line Rd.
				Hurst, Texas 76054
				Attention: Mr. C. Jack Bean
				Telephone: (817) 428-9141
				Telecopy:  (817) 498-0647

			with a copy to:

				Margaret E. Holland
				Tracy & Holland, L.L.P.
				306 West 7th Street, Suite 500
				Fort Worth, Texas 76102-4982
				Telephone: (817) 335-1050
                                Telecopy:  (817) 332-3140

		(d)	Either party may designate another address for this
Contract by giving the other party at least five (5) business days' advance notice of its address change. A party's attorney may send notices on behalf of that party, but a notice is not effective against a party if sent only to that party's attorney.

	11.	Entire Agreement.  This Contract (including all exhibits)
contains the entire agreement between Seller and Purchaser regarding the subject matter of this Contract. Oral statements or prior written matter that is not specifically incorporated into this Contract have no force or effect. No variation, modification, or change to this Contract will be binding on either party unless set forth in a document signed by the parties or their duly authorized agents, officers, or representatives.

	12.	Assigns. This Contract inures to the benefit of and binds
the parties and their respective legal representatives, successors, and permitted assigns. Purchaser may assign its rights and obligations hereunder at any time at or prior to the Closing to any other person or entity.

	13.	Time for Execution and Effective Date.  If Seller has not
executed and returned a fully executed copy of this Contract to Purchaser by 5:00 p.m., Central Daylight Time, on April 30, 1999, this Contract will be null and void. The date on which this Contract is executed by the last to sign of Seller and Purchaser will be the "Effective Date" of this Contract. Upon execution by both parties, this Contract will become a binding agreement between Seller and Purchaser according to the terms, conditions, and considerations set out in this Contract.

	14.	Time of the Essence.  In all instances where either party
is required under the terms of this Contract to pay any amount or do any act at a particular indicated time or within any indicated period of time, it is understood that time is of the essence. All performance dates, time schedules, and conditions precedent to exercising any right will be strictly adhered to without delay except where otherwise expressly provided. However, if the last day of any time period stated in this Contract falls on a Saturday, Sunday, legal, or banking holiday, then the duration of such time period will be extended so that it will end on the next succeeding day that is not a Saturday, Sunday, legal, or banking holiday.

	15.	Destruction, Damage, or Taking Before Closing.  Before
the Closing, Seller bears the risk of loss with regard to the Property. If, before the Closing, the Property or any substantial portion of it is destroyed or damaged, or becomes subject to a taking by eminent domain, Purchaser may either (i) terminate this Contract and receive back the Earnest Money, and neither party will have any further rights or obligations under this Contract except as set forth in Section 4(c) and (d); or (ii) proceed with the Closing of the Property, and Seller will assign to Purchaser all insurance or condemnation proceeds available as a result of such damage, destruction, or taking.

	16.	Terminology.  All personal pronouns used in this
Contract, whether used in the masculine, feminine, or neuter gender, will include all other genders. Unless the context otherwise requires, words of the singular number include the plural and in the plural include the singular. Capitalized terms used in this Contract will have the meaning assigned thereto in this Contract. Wherever the terms "hereof," "hereby," "herein," or words of similar import are used in this Contract, they will be construed as referring to this Contract in its entirety rather than to a particular section or provision, unless the context specifically indicates the contrary. Any reference to a particular "article," "paragraph," or "section" will be construed as referring to the indicated article or section of this Contract. Seller and Purchaser are herein sometimes referred to individually as a "party" and collectively as the "parties."

	17.	Disclaimer.  Except as specifically stated in this
Contract or the Deed, Seller will convey the Property "AS IS." Purchaser expressly acknowledges that, in consideration of Seller's agreements, except as otherwise specified in this Contract or in the Deed, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF THE PROPERTY'S CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Purchaser acknowledges that it is sophisticated in the purchase of real property and is entering into this Contract in reliance on its own abilities and investigation and not on any representation, warranty, or agreement of Seller, other than as stated in this Contract and the Deed. Purchaser acknowledges that no representations have been made by Seller or its agents or employees to induce Purchaser to enter into this transaction other than as expressly stated in this Contract and the Deed. Purchaser further acknowledges that neither Seller nor its agents or employees have made any representation or warranty to Purchaser concerning the Property's investment potential or resale at any future date, nor has Seller or its agents rendered any advice or expressed any opinion to Purchaser regarding any tax consequences of owning the Property. This Section 17 survives the Closing.

	18. Counterparts. This Contract may be executed in multiple counterparts, each of which will be an original and all such counterparts together will represent but one and the same instrument; but in making proof of this Contract it will not be necessary to produce or account for more than one such counterpart. This Contract becomes effective when one or more of the counterparts has been signed by each of the parties and delivered to the other party. By signing this Contract, each party acknowledges that such party has received a duplicate original of this Contract.

	19.	Governing Law.  This Contract is governed by and must be
construed in accordance with Texas law.

	20.	Performance of Contract.  The obligations under this
Contract are performable in Tarrant County, Texas, and any payments under this Contract are to be made in Tarrant County, Texas.

	21.	Venue.  The parties consent that venue of any action
brought under this Contract will be in Tarrant County, Texas.

	22.	Severability.  If any provision in this Contract is found
to be invalid, illegal, or unenforceable, and the basis of the bargain between the parties is not destroyed or rendered ineffective thereby, its invalidity, illegality, or unenforceability will not affect any other provision, and this Contract must be construed as if the invalid, illegal, or unenforceable provision had never been contained in it. Moreover, so far as is reasonable and possible, effect will be given to the intent manifested by the portion held invalid, illegal, or unenforceable. It is further the intention of Seller and Purchaser that if any provision of this Contract is capable of two constructions, one of which would render the provision invalid, illegal, or unenforceable and the other of which would render the provision valid, legal, or enforceable, then the provision will have the meaning that renders it valid, legal, or enforceable.

	23.	Attorneys' Fees.  If any action at law or in equity is
necessary to enforce or interpret this Contract, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

	24.	Foreign Person.  If Seller is not a "foreign person," as
defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended (the "Federal Tax
Law"), then at the Closing Seller will deliver to Purchaser a certificate so stating, in a form complying with Federal Tax Law.
If Seller is a "foreign person" or if Seller fails to deliver the required certificate at the Closing, then in either such event the funding to Seller at the Closing will be adjusted to the extent required to comply with the withholding provisions of the Federal
Tax Law; and although the amount withheld will still be paid at the Closing by Purchaser, it will be retained by a mutually acceptable escrow agent for delivery to the Internal Revenue Service together with the appropriate Federal Tax Law forwarding forms (and with copies being provided both to Seller and to Purchaser). The following parties are hereby approved as mutually acceptable escrow agents in the event that withholding is warranted in accordance with the immediately preceding sentence (listed in order of decreasing preference): Title Company, Purchaser's "independent
CPA" (i.e., a certified public accountant who is associated with an independent CPA firm), Purchaser's "outside counsel" (i.e., a licensed attorney who is associated with an independent law firm), Seller's "independent CPA," Seller's "independent attorney," and a mutually acceptable financial institution.

	25. Survival. Seller and Purchaser expressly agree that all provisions of this Contract that contemplate performance after the Closing will survive such Closing of this Contract. Moreover, no provision of this Contract will be deemed to have been merged into the closing of any purchase of any interest in the Property or the closing of any other transaction contemplated or provided for under any provision of this Contract, or any document given in connection therewith.

	26. Covenant of Further Assurances. From time to time after the execution of this Contract, Seller shall, at Purchaser's request, and without further consideration, execute, acknowledge, and deliver to Purchaser any and all instruments and other writings and do all other acts or things reasonably requested by Purchaser in order to evidence and effect the consummation of any of the transactions contemplated by this Contract. Purchaser shall do likewise at Seller's request.

	EXECUTED as of the Effective Date.

SELLER: WALDRON PROPERTY COMPANY NO. TWO, L.P., a Texas limited partnership

                By:     Waldron Property Management Co., L.L.C.


                        By: /s/ A. B. Waldron, Jr.

                        A. B. Waldron, Jr., Managing Member

                        Date:  April 29, 1999


                /s/ Curtis F. Nooner

                CURTIS F. NOONER

                Date:  May 6, 1999


                /s/ William G. Moize

                NORMAN S. MOIZE, by William G. Moize,
                Agent and Attorney-In-Fact

                Date:  May 6, 1999


PURCHASER:      SURETY BANK, N.A., a national banking association


                By: /s/ G. M. Heinzelmann, III

                G. M. Heinzelmann, III, Executive Vice President

                Date:  April 28, 1999



Receipt of $25,000 Earnest Money is acknowledged in the form of Purchaser's cashier's check no. C15207 dated April 26, 1999. Title Company is also signing to acknowledge its agreement to comply with the provisions of this Contract pertaining to the delivery of the Earnest Money depending on whether the transaction contemplated by this Contract closes.

                                SOUTHWEST LAND TITLE COMPANY

                                By: /s/ Stephen A. Terry

                                Stephen A. Terry, Escrow Officer

                                  Exhibit A
                            Special Warranty Deed

STATE OF TEXAS                  ss
                                ss       KNOW ALL PEOPLE BY THESE PRESENTS:
COUNTY OF TARRANT               ss

	That Curtis F. Nooner, Norman S. Moize, and Waldron Property Company No. Two, L.P., a Texas limited partnership (collectively, "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) cash and other good and valuable consideration paid by Surety Bank, N.A., a national banking association ("Grantee"), whose mailing address is 1845 Precinct Line Road, Hurst, Texas 76054, the receipt of which is hereby acknowledged, HAVE GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents GRANT, BARGAIN, SELL and CONVEY unto Grantee all that certain land situated in Tarrant County, Texas, and described on Exhibit A which is attached hereto and incorporated herein by reference for all purposes, together with any improvements and appurtenances thereon or in anywise appertaining thereto ("Property").

	This conveyance is made subject to the matters affecting title to the Property specified in Exhibit B attached hereto and made a part hereof ("Permitted Encumbrances").

	TO HAVE AND HOLD the Property, together with all and singular the rights and appurtenances thereunto belonging, unto Grantee, and Grantee's successors and assigns forever, and Grantor binds Grantor, and Grantor's successors and assigns to WARRANT and FOREVER DEFEND, all and singular the Property unto Grantee and Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise, and further subject to the Permitted Encumbrances.

	Ad valorem taxes on the property having been prorated, the payment thereof is assumed by Grantee.

	 EXECUTED THIS	_____ day of____________, 1999.

GRANTOR:                        WALDRON PROPERTY COMPANY NO.
                                TWO, L.P., a Texas limited
                                partnership


                                By: __________________________
                                                                              ,


                                    __________________________
                                    Curtis F. Nooner

                                    __________________________
                                    Norman S. Moize


STATE OF TEXAS                  ss
                                ss
COUNTY OF TARRANT               ss

	On this the _____ day of ____________, 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________________, to me known to be the
_________________ of Waldron Property Company No. Two, L.P., a Texas limited partnership, and acknowledged to me that the said instrument is the free and voluntary act of the limited partnership, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

	WITNESS MY HAND and official seal of hereto affixed the day, month and year in this certificate first above written.



                                    Notary Public, State of Texas


                                    (Print or Type Notary's Name)
My Commission Expires:



STATE OF TEXAS                  ss
                                ss
COUNTY OF TARRANT               ss

	This instrument was acknowledged before me this ______ day of ___________, 1999, by Curtis F. Nooner.



                                   Notary Public, State of Texas


                                   (Print or Type Notary's Name)
My Commission Expires:

STATE OF TEXAS                  ss
                                ss
COUNTY OF TARRANT               ss

	This instrument was acknowledged before me this ______ day of ___________, 1999, by Norman S. Moize.



                                      Notary Public, State of Texas


                                      (Print or Type Notary's Name)
My Commission Expires:

                             FIRST AMENDMENT TO
                           EARNEST MONEY CONTRACT

	THIS FIRST AMENDMENT ("First Amendment") TO EARNEST MONEY CONTRACT ("Agreement") is made and entered into this 25th day of June, 1999 by and between Curtis F. Nooner, Norman S. Moize, and Waldron Property Company No. Two, L.P., a Texas limited partnership, hereinafter collectively referred to as "Seller," and Surety Bank, N.A., a national banking association, hereinafter referred to as "Purchaser."

	WHEREAS, the parties to the Agreement desire to extend the Feasibility Period and Closing Date (as those terms are defined in the Agreement) in consideration of the payment of an additional $25,000 by Purchaser to Seller on the terms and conditions set forth in this First Amendment.

	For and in consideration of the covenants, terms and conditions of the Agreement and the mutual benefits to Seller and Purchaser established by this First Amendment, Seller and Purchaser agree as follows:

 1. Paragraph 2(c) is amended in its entirety to read as follows:

        "(c)    Within three (3) business days after the
        Effective Date, Purchaser shall deliver to Title Company (defined below) $25,000
        ("Earnest Money"), either by wire transfer or by a certified or cashier's check payable to the order of Title Company. On or before June
        28, 1999, Purchaser shall deliver to Title
        Company an additional $25,000 (the "Additional
        Earnest Money"), either by wire transfer or by certified or cashier's check payable to the order of Title Company for immediate disbursement to Seller. Upon receipt by Title
        Company of the Additional Earnest Money, Title
        Company shall immediately disburse such
        Additional Earnest Money to Seller.  The
        Additional Earnest Money shall become part of the Earnest Money, and any reference to "Earnest Money" in this Contract shall also include the "Additional Earnest Money." The
        Earnest Money (other than the Additional
        Earnest Money) will be held in escrow in an interest-bearing account accruing to the benefit of the party entitled to the Earnest
        Money under this Contract. Delivery of the Earnest Money is a condition precedent to the effectiveness and continued effectiveness of this Contract. If the contemplated transaction is consummated in accordance with this Contract, the Earnest Money will be applied to the Purchase Price at the Closing.
        If the transaction is not so consummated, the Earnest Money will be held and delivered by the Title Company as provided below."

 2. Paragraph 4(a) is amended in its entirety to read as follows:

	"(a)	As used in this Contract, "Feasibility Period"
        means the period beginning on the Effective Date and ending at 5:00 p.m., Fort Worth, Texas time, on July 28,
        1999."

 3. Paragraph 4(b) is amended in its entirety to read as follows:

	"(b)	Purchaser may terminate its obligation to
        purchase the Property at any time during the Feasibility Period without penalty if Purchaser, in its sole discretion, concludes that the Property is not suitable for its contemplated development. Purchaser must exercise its termination rights under this Section 4(b) by delivering written notice to Seller at any time during the Feasibility Period. Upon Seller's receipt of such a notice at any time during the Feasibility Period, Seller will instruct the Title Company to deliver the Earnest Money to Purchaser, and neither party will have any further rights or obligations under this Contract, except as set forth in Section 4(c) and (d); provided, however, in the event Seller receives such a notice after June 28, 1999, Seller shall retain the Additional Earnest Money. If Purchaser does not send such a notice during the Feasibility Period, it will be deemed to have elected to proceed with purchasing the Property."

 4. The beginning of the last sentence of Paragraph 5(b) is amended by the addition of the words "and Seller (to the extent of the Additional Earnest Money)" after Title Company.

 5. Paragraph 6(a) is amended in its entirety to read as follows:

	"(a)	The closing ("Closing") of the sale of the
        Property by Seller to Purchaser will occur in the Title
        Company's office on or before July 30, 1999, on a date mutually agreed upon by Purchaser and Seller."

 6. Paragraph 6(c) is amended in its entirety to read as follows:

	"(c)	Ad valorem and similar taxes and assessments,
        utility bills, insurance premiums, and rental payments relating to the Property will be prorated between Seller and Purchaser as of June 1, 1999, Purchaser being charged and credited for all of same on and after June 1, 1999. If the actual amounts to be prorated are not known as of the Closing, the prorations will be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Purchaser. This Section 6(c) will survive the Closing."

	Except as specifically amended by this First Amendment, the Agreement shall remain in full force and effect.

	Executed in counterparts as of the date first written above.

SELLER: WALDRON PROPERTY COMPANY NO. TWO, L.P., a Texas limited partnership

                 By:     Waldron Property Management Co., L.L.C.


                         By: /s/ A. B. Waldron, Jr.

                         A. B. Waldron, Jr., Managing Member


                 /s/ Curtis F. Nooner

                 CURTIS F. NOONER


                 /s/ William G. Moize

                 NORMAN S. MOIZE, by William G. Moize,
                 Agent and Attorney-In-Fact


PURCHASER:       SURETY BANK, N.A., a national banking association


                 By: /s/ C. Jack Bean

                 C. Jack Bean, Chairman

Receipt of $25,000 Additional Earnest Money is acknowledged in the form of Purchaser's cashier's check no. 05373 dated June 25 1999. Title Company is also signing to acknowledge its agreement to comply with the provisions of this First Amendment pertaining to the delivery of the Additional Earnest Money.

                                   SOUTHWEST LAND TITLE COMPANY


                                   By: /s/ Stephen A. Terry

                                   Stephen A. Terry, Escrow Officer

                                      -3-